UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 West Plumeria Drive San Jose, CA 95134 (408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 5, 2005, Selectica, Inc. (the “Company” or “Selectica”) disclosed that, as a result of its restructuring efforts, it believed that the Company’s quarterly breakeven level would be approximately $7.5 million, excluding legal expenses related to patent litigation. In arriving at the disclosed breakeven level, the Company assumed gross margins that are higher than the Company’s historical gross margins because it believes that improved gross margins will be realized from greater contribution from channel sales in the Europe and Asia Pacific regions, stronger license revenue to service revenue mix, fewer professional services being required to implement software delivery (which reduces cost of goods sold), improved utilization of professional services resources and improved realization on professional services matters. In addition, the Company, in determining the $7.5 million per quarter breakeven level, provided for quarterly expense reductions in addition to those disclosed on May 5, 2005 of approximately $500,000, which the Company believes will be achieved through its ongoing review of operating expenses.

The Company further notes that, following the restructuring disclosed on May 5, 2005, it has eleven worldwide commission based sales managers and one inside sales manager and currently intends to maintain its sales force at such level or higher.

The statements contained in the foregoing paragraphs that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica’s expectations or beliefs regarding the future and expectations regarding performance improvements. All forward-looking statements included in the foregoing paragraphs are based upon information available to Selectica as of the date hereof, and Selectica assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, market and customer acceptance of new products of Selectica including the recently acquired products of Determine Software, the success of the ongoing restructuring of Selectica’s operations, the ability to successfully reduce costs further potential customer and employee disruption due to the unsolicited proposal from Trilogy, Inc., the cost and potential disruption of the ongoing patent litigation with Trilogy, Inc., and other factors and risks discussed in Selectica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and in other reports filed by Selectica with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 9, 2005	By:	/s/ Vincent Ostrosky
Vincent Ostrosky
Chairman, President and Chief Executive Officer

DATE: May 9, 2005	By:	/s/ Stephen Bennion
Stephen Bennion
Executive Vice President and Chief Financial Officer